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                                                                    Exhibit 23.4

                         [Letterhead of GFE Law Office]

Date: July 26, 2007

To: The Directors
     China GrenTech Corporation Limited
     16th Floor, Zhongyin Tower
     Caitian North Road, Futian District
     Shenzhen, PRC

Dear Sirs,

RE: CHINA GRENTECH CORPORATION LIMITED (THE "COMPANY") PRELIMINARY PROSPECTUS
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                          (THE "PRELIMINARY PROSPECTUS")
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   RELATING TO FOLLOW-ON OFFERING OF THE COMPANY'S AMERICAN DEPOSITARY SHARES
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We, GFE Law  Office,  named as legal  counsel  to the  Company on PRC Law in the
Preliminary Prospectus to be registered with the United States Securities and Exchange Commission on July 26, 2007, hereby consent to the references to our firm under the heading "Legal Matters" and elsewhere in the Preliminary Prospectus included in the Registration Statement.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ Andrew Zhang
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FOR AND ON BEHALF OF
GFE LAW OFFICE
NAME: ANDREW ZHANG
DESIGNATION : PARTNER